UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2004

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On June 4, 2004, we issued a press release entitled “Oceaneering to Present at RBC Capital Markets North American Energy and Power Conference.”

The text of the press release is as follows:

Oceaneering to Present at RBC Capital Markets

North American Energy and Power Conference

June 4, 2004 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced that John Huff, Chairman and Chief Executive Officer, will present at the RBC Capital Markets North American Energy and Power Conference in Boston, Massachusetts on Monday, June 7, 2004 at 10:40 a.m. EDT (9:40 CDT).

Interested parties may listen to the presentation live over the Internet at http://www.wsw.com/webcast/dr22/. An archived replay will be available for 30 days after the conference. A copy of the slides will be available for viewing using the Shareholder Information link at Oceaneering’s website, www.oceaneering.com.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. Oceaneering’s services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

PR 882

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ MARVIN J. MIGURA	Date: June 4, 2004
Marvin J. Migura
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)